EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


Chindex Shanghai International Trading Co., Ltd., incorporated in The People's Republic of China

Beijing United Family Hospital, incorporated in The People's Republic of China

Chindex  (Beijing)  Consulting,  Inc.,  incorporated in The People's Republic of
China

Chindex Hong Kong Limited, incorporated in Hong Kong

Chindex Holdings International Trade (Tianjin), Ltd., incorporated in The People's Republic of China

Chindex American Hospital Ventures, incorporated in the Republic of Mauritius (formerly China Hospital Ventures)

Chindex Asia Holdings, incorporated in the Republic of Mauritius Chindex Export

Limited, incorporated in The British Virgin Islands Chindex Healthcare Holdings, incorporated in the Republic of Mauritius Chindex, Inc., incorporated in the

State of New York Chindex China-Export, GmbH, incorporated in Germany Shanghai

United Family Hospital, incorporated in The People's Republic of China

Beijing Chindex Hospital Management Consulting Co., Ltd., incorporated in The People's Republic of China